Exhibit 5.1A

October 3, 2023

Newcourt Acquisition Corp

2201 Broadway, Suite 705
Oakland, CA 94612

Ladies and Gentlemen:

We have acted as United States counsel to Newcourt Acquisition Corp (“NCAC”), a Cayman Islands exempted company, in connection with the registration by Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (“Pubco”), with the United States Securities and Exchange Commission (the “SEC”) of 12,500,000 warrants (the “Pubco Warrants”) entitling the holders thereof to purchase one common share of Pubco, par value $0.0001 per share (each, a “Pubco Share”), at a price of USD $11.50 per share, pursuant to the Registration Statement on Form F-4 (File No. 333-273553) filed by Pubco with the SEC on August 1. 2023, as amended by Amendment No. 1 to the Registration Statement on Form F-4, filed with the SEC on September 20, 2023, and Amendment No. 2 to the Registration Statement on Form F-4, filed with the SEC on October 16, 2023 (such Registration Statement on Form F-4, as so amended, the “Registration Statement”).

The Pubco Warrants will be governed by the Warrant Agreement (the “Warrant Agreement”), dated as of October 19, 2021, by and between NCAC and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), pursuant to which the warrants of NCAC (the “NCAC Warrants”) to acquire Class A ordinary shares of NCAC, par value $0.0001 per share (the “NCAC Class A Ordinary Shares”), were issued. Upon consummation of the business combination contemplated by that certain Amended and Restated Business Combination Agreement, dated July 31, 2023 (as amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among NCAC, Pubco, Newcourt SPAC Sponsor LLC, a Delaware limited liability company (“Sponsor”), Psyence Group Inc., a corporation organized under the laws of Ontario, Canada (“Parent”), Psyence (Cayman) Merger Sub, a Cayman Islands exempted company and a direct and wholly owned subsidiary of Pubco (“Merger Sub”), Psyence Biomed Corp., a corporation organized under the laws of British Columbia, Canada, and Psyence Biomed II Corp., a corporation organized under the laws of Ontario, Canada (“Psyence”), by which Merger Sub will merge with and into NCAC, with NCAC being the surviving corporation (the “Merger”), at the effective time of the Merger (the “Effective Time”), each NCAC Warrant outstanding immediately prior to the Effective Time will cease to be a warrant with respect to NCAC Class A Ordinary Shares and be exchanged for a Pubco Warrant.

We have examined the Registration Statement, the Business Combination Agreement, the Plan of Merger in the form filed as Annex D to the Registration Statement (the “Form Plan of Merger”), the Warrant Agreement, a specimen Warrant Certificate of Pubco in the form filed as Exhibit [4.2] to the Registration Statement (the “Warrant Certificate and, together with the Warrant Agreement, the “Transaction Documents”) and such other documents, and considered such legal matters, as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and directors of Pubco and NCAC. We have assumed that each of NCAC and the Warrant Agent is validly existing, has duly authorized, executed and delivered the Warrant Agreement and the Warrant Agreement is a valid, binding and enforceable agreement of NCAC and the Warrant Agent.

The opinion stated below also assumes that all of the following will have occurred prior to the issuance of the Pubco Warrants: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act of 1933, as amended (the “Securities Act”) and such authorization shall not have been terminated or rescinded; (ii) the Pubco Warrants will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (iii) there shall not have occurred any change in law affecting the legality or enforceability of the Pubco Warrants; (iv) any securities issuable upon conversion, exchange, or exercise of any securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (v) after the issuance of any securities offered pursuant to the Registration Statement, the total number of issued common shares, together with the total number of common shares issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized common shares available for issuance under the amended and restated memorandum and articles of association of Pubco as then in effect; (vi) the consideration received for the issuance and sale of common shares of Pubco will be in an amount that is not less than the par value per share of such common shares; (vii) the Transaction Documents will have been duly authorized, executed and delivered by NCAC, Pubco and the Warrant Agent; (viii) the transactions contemplated by the Business Combination Agreement to be consummated pursuant to the Business Combination Agreement prior to the issuance of the Pubco Warrants will have been consummated; (ix) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Merger, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Merger will have been obtained; (x) the Board of Directors of Pubco, including any duly authorized committee thereof, will have taken all necessary corporate action to approve the issuance and sale of the Pubco Warrants and the Pubco Shares and related matters and appropriate officers of Pubco have taken all related action as directed by or under the direction of the Board of Directors of Pubco; (xi) the plan of merger between Merger Sub and NCAC to be filed in connection with the Merger is in the same form as the Form Plan of Merger, and will be registered by the Registrar of Companies for the Cayman Islands; (xii) the conformity to the originals of all documents submitted to us as copies; (xiii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xiv) the legal competence of all signatories to such documents; and (xv) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed and (xvi) the terms of the Transaction Documents and the issuance of the Pubco Warrants and the Pubco Shares will have been duly established in conformity with the memorandum and articles of association of Pubco so as not to violate any applicable law or the amended and restated memorandum and articles of association of Pubco to be adopted immediately prior to the Merger, or result in a default under or breach of any agreement or instrument binding upon Pubco, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Pubco.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the conditions in the fourth paragraph of this letter have been satisfied; (ii) the NCAC Warrants have ceased to be warrants with respect to the NCAC Class A Ordinary Shares at the Effective Time in accordance with the terms of the Business Combination Agreement; and (iii) the Warrant Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement, the Pubco Warrants, when issued and distributed in accordance with the terms of the Warrant Agreement, the Warrant Assumption Agreement and the Business Combination Agreement, will constitute valid and binding obligations of Pubco, enforceable against Pubco in accordance with their terms under the laws of the State of New York, except: (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief; (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed above are limited to the laws of the State of New York and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ McDermott Will & Emery LLP

McDermott Will & Emery LLP